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Contact:                                                            Exhibit 99.1

     Chicago Media Contact              Newton Media Contact
     Steve Bono                         William Lowe
     Vice President, Corporate Affairs  Senior Director, Corporate Communication
     (312) 326-8330                     (704) 465-9401

     Casa Grande Media Contact          Investor Contact
     Brad Wilks                         Wendy Wilson
     (520) 836-4534                     Vice President, Investor Relations
                                        (312) 326-8702


     For Immediate Release


     R.R. DONNELLEY ANNOUNCES MANUFACTURING RESTRUCTURING
     Action will create low-cost industry position
     $512 million charge reflects realignment and asset write-downs First-quarter earnings, excluding charge, will be lower than year earlier

               Chicago March 28, 1996 -- R.R. Donnelley & Sons Company (NYSE:DNY) today announced that it is taking action to create the lowest-cost, highest-value-added commercial printing platform in the industry.

               The company said it will restructure and realign its gravure operations in North America, reposition other businesses, and write down certain equipment, investments in non-core businesses and intangible assets.

               As part of this action, R.R. Donnelley will close its gravure printing facilities in Casa Grande, Ariz. and Newton, N.C. over the next 20 months. Production in those plants, acquired in 1990 as part of the acquisition of the Meredith/Burda companies, will be transferred to other gravure printing locations in R.R. Donnelley's national network.

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